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Exhibit 99.3

        MTR Gaming Group, Inc.

Offer to Exchange Any and All Outstanding
11.50% Senior Secured Second Lien Notes Due 2019 (The "Existing Notes")
($565,000,000 In Aggregate Principal Amount Outstanding)

For

11.50% Senior Secured Second Lien Notes Due 2019 (The "Exchange Notes")

And

Guarantees Of The Exchange Notes By
Mountaineer Park, Inc., Presque Isle Downs, Inc. And Scioto Downs, Inc.,

each a wholly-owned subsidiary of MTR Gaming Group, Inc.

Pursuant to the Prospectus Dated [                                    ], 2011

THE EXCHANGE OFFER (AS DEFINED HEREIN) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [ ], 2012, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, THE "EXPIRATION DATE").

[                                    ], 2011

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        Enclosed for your consideration is a Prospectus (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") which together describe the offer (the "Exchange Offer") by MTR Gaming Group, Inc., a Delaware corporation (the "Company"), to exchange its registered 11.50% Senior Secured Second Lien Notes due 2019 (the "Exchange Notes") for any and all of its outstanding 11.50% Senior Secured Second Lien Notes due 2019 (the "Existing Notes"). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Prospectus.

        We are requesting that you contact your clients for whom you hold Existing Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Existing Notes registered in your name or in the name of your nominee, or who hold Existing Notes registered in their own names, we are enclosing the following documents:

  1.
  Prospectus dated [                                    ], 2011;

  2.
  The Letter of Transmittal for your use and for the information of your clients;

  3.
  A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Existing Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date or if the procedure for book entry transfer cannot be completed on a timely basis;

  4.
  A form of letter which may be sent to your clients for whose account you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

  5.
  Guidelines for Certification of Taxpayer Identification Number on IRS Form W-9; and

  6.
  Return envelopes addressed to Wilmington Trust, National Association (the Exchange Agent) for the Existing Notes.

        We urge you to contact your clients as promptly as possible. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on [                                    ], 2012, unless extended.

        The Company will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other person in connection with the solicitation of tenders of Existing Notes pursuant to the Exchange Offer. The Company, upon request, will reimburse brokers, dealers, commercial banks, and trust companies for reasonable and customary mailing and handling expenses incurred by them in forwarding any of the enclosed materials to their clients. The Company will pay all transfer taxes to exchange and transfer the Exchange Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 8 of the Letter of Transmittal.

        To participate in the Exchange Offer, a duly executed and promptly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Existing Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        If holders of Existing Notes wish to tender, but it is impracticable for them to forward their certificates for Existing Notes prior to the expiration of the Exchange Offer or to comply with the book entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer—Guaranteed Delivery Procedures."

        Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wilmington Trust FSB, the Exchange Agent, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,
MTR GAMING GROUP, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENT SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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  Exhibit 99.3